EXHIBIT 99.1

Qumu Reports Second Quarter 2021 Financial Results
Continued Progress within Cloud Growth Strategy Drives 28% Year-over-Year Increase in Subscription Annual Recurring Revenue (ARR) and Improving SaaS Metrics

MINNEAPOLIS – July 29, 2021 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology for organizations of all sizes, today reported financial results for the second quarter ended June 30, 2021.
Q2 2021 and Recent Operational Highlights
•Launched 360-degree video on demand for fully immersive enterprise video experience.
•Introduced artificial intelligence-based translation of voice to on-screen captions for video viewers.
•Released integration with Socialive, giving video creators enhanced studio-quality production capabilities from one unified interface.
•Appointed cloud computing executive Andi Mann as Chief Technology Officer.
•Appointed channel sales veteran Susan Young to grow strategic partner ecosystem.

Q2 2021 Financial Highlights
•Revenue in Q2 2021 was $5.9 million, up from $5.8 million in Q1 2021.
•Subscription, maintenance, and support revenue in Q2 2021 increased 9% to $5.1 million, compared to $4.7 million in Q2 2020.
•Gross margin improved to 74% in Q2 2021 from 69% in Q2 2020.
•Strong balance sheet at the end of Q2 2021 with $21.3 million of cash and cash equivalents and no borrowings on the company's revolving credit facility.

Q2 2021 Key Performance Indicators
•Software-as-a-Service (SaaS) Annual Recurring Revenue (SaaS ARR) increased 28% to $12.4 million in Q2 2021 from $9.7 million in Q2 2020.
•SaaS customer retention:
◦Gross Renewal Rate (GRR): 93% at end of Q2 2021 compared to 87% at end of Q2 2020.
◦Net Renewal Rate (NRR): 132% at end of Q2 2021 compared to 118% at end of Q2 2020.
◦Dollar Value Retention: 104% at end of Q2 2021 compared to 96% at end of Q2 2020.
Management Commentary
“Qumu is in the midst of a significant business transformation, and we’re well on our way to becoming a SaaS-first organization capable of generating robust and predictable long-term growth,” said Qumu President and CEO TJ Kennedy. “Our financial results for the second quarter of 2021 were in-line with or better than the preliminary results we announced last month. We are actively addressing and overcoming several near-term headwinds, including longer-than-expected sales cycles, slower ramp of our new SaaS sales resources, and the anticipated decline of our legacy on-premise business. Although these transformation challenges have pushed our anticipated growth inflection point into early next year, this process has yielded actionable insights that have helped us to hone our approach and implement adjustments in our business execution for the second half of 2021.”

“Our revised plan focuses on ensuring continued growth of our subscription-based business while still maintaining dedicated support for our on-premise customers,” added Kennedy. “We have already taken action on important go-forward initiatives, including simplifying our selling motions with focused messaging that better highlights our key differentiators, updating our pricing to better align with our value-based selling approach, and modifying the packaging of our services offerings to focus on our customers’ key enterprise use cases.”
Dave Ristow, Qumu’s Chief Financial Officer, commented: “We are executing a cost-optimization program to align our expenses with our new level of anticipated revenues. This strategy includes reducing our burn rate, slowing our hiring in non-revenue generating and quota-carrying resources, and implementing other cost-cutting measures to ensure adequate working capital to support our SaaS transition. When completed, these measures will create an even more focused, nimble, and efficient organization. We believe we have the necessary resources, including more than $21 million of cash, that we expect will cover our growth investment needs and ensure our sustainability as we execute our long-term growth initiatives. As we execute our strategic roadmap, we will continue to monitor spending closely as we march towards adjusted EBITDA positivity targeted for the second half of 2022 with the goal of maintaining a solid cash position throughout the process.”
Kennedy continued: “From a leadership standpoint, we have significantly strengthened the Qumu team necessary to execute our strategic roadmap. This includes bolstering our customer facing teams, adding experienced SaaS sales executives, and appointing world-class business leaders. Most recently, we announced Andi Mann as our new Chief Technology Officer, who joined Qumu a few weeks ago. Andi will lead our technology efforts to deepen and enhance our enterprise video portfolio, including expanding our advanced video analytics capabilities and ensuring best-in-class cloud security. With Andi’s appointment, Qumu’s leadership team is the strongest and deepest in company history, and the group’s collective experience gives us confidence in our ability to execute on our long-term strategy.
“SaaS businesses are built on strong foundations of process, people, and technology, and we have now put in place the foundation for our long-term success. Our go-to-market motions, targeting both large and medium enterprises are gaining traction. Our improved customer success efforts are deepening customer relationships and driving growth in our subscription ARR and continued on-prem to cloud conversions. As we transform our business, our focus remains on delivering robust SaaS revenue growth. Today, we have a growing SaaS ARR business, which totaled $12.4 million at quarter end and was up 28% year-over-year. Our plan is centered around driving additional scale of our SaaS business through our direct sales team, our new customer success and account management organization, and our newly invigorated channel and partnership ecosystem, which will enable us to accelerate the value we deliver to our customers.
“Looking ahead, hybrid work and the use of video by enterprises is here to stay, and Qumu is building for the long-term success of the company and its shareholders. We have the right plan and team in place, and the resources to ensure sustainability and the successful achievement of our strategic roadmap. We remain confident that Qumu will emerge as a subscription driven, growth company operating at scale, benefiting from high-margin recurring revenues, sustainable and growing adjusted EBITDA, and net income profitability.”
Second Quarter 2021 Financial Results
Revenue for Q2 2021 was $5.9 million compared to $9.3 million for Q2 2020. The decrease in revenue was primarily due to a significant one-time license and appliance revenues recognized from a large single customer in Q2 2020.
Subscription, maintenance, and support revenue for Q2 2021 increased 9% to $5.1 million from $4.7 million in Q2 2020, which was driven by new cloud and term deals as well as moderate cloud usage overage fees.
Gross margin in Q2 2021 was 74% compared to 69% for Q2 2020. The gross margin percentage increase was primarily due to a favorable sales mix and an increase in higher-margin SaaS revenue.

Net loss in Q2 2021 was $(4.3) million, or $(0.24) loss per basic share and $(0.30) loss per diluted share, compared to $(692,000), or $(0.05) loss per basic share and $(0.06) loss per diluted share, for Q2 2020. The higher net loss reflects costs associated with the implementation of the company’s strategic roadmap.
Adjusted EBITDA loss, a non-GAAP measure, in Q2 2021 was $(4.5) million, compared to adjusted EBITDA of $809,000 for Q2 2020. Adjusted EBITDA loss reflects decreased revenues and increased operating expenses associated with investments in Qumu's strategic roadmap to transform the company’s perpetual license business into a SaaS subscription business model.
As of June 30, 2021, the company had cash and cash equivalents of $21.3 million and no borrowings on the company's revolving credit facility.
Business Outlook
Qumu provides guidance based on current market conditions and expectations. The Company emphasizes that its guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the Company’s strategic roadmap and the COVID-19 pandemic, such as trends in distributed remote and hybrid work impacting enterprise technology adoption and procurement.
In order to provide better insight into the progress of Qumu’s SaaS business transformation, the Company provides a business outlook based on the percentage of recurring revenue comprised of SaaS revenue. Qumu management currently anticipates SaaS recurring revenue to comprise approximately 60% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 70% by the end of 2023.
Conference Call
Qumu executive management will host a conference call today (July 29, 2021) at 4:30 p.m. Eastern time.
U.S. Dial-In Number: +1.833.644.0679
International Dial-In Number: +1.918.922.6755
Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://ir.qumu.com. The webcast will be archived on Qumu’s website for one year.
Non-GAAP Information
To supplement the company's condensed consolidated financial statements presented on a GAAP basis, the company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net loss, a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, other non-operating income and expenses, non-cash office lease surrender costs and transaction-related expenses.
The company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company's results of operations from the same perspective as management and the company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.
See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and six months ended June 30, 2021 and 2020.

About Qumu
Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu Cloud platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.
Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, or the success of go-to-market strategies or the other initiatives in the Company’s strategic roadmap. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.
The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.
Company Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Software licenses and appliances	$138	$4,061	$246	$5,601
Service	5,729	5,273	11,441	9,960
Total revenues	5,867	9,334	11,687	15,561
Cost of revenues:
Software licenses and appliances	63	1,477	127	2,125
Service	1,486	1,463	2,989	2,902
Total cost of revenues	1,549	2,940	3,116	5,027
Gross profit	4,318	6,394	8,571	10,534
Operating expenses:
Research and development	2,184	2,088	4,214	3,868
Sales and marketing	5,173	2,181	9,649	4,399
General and administrative	2,142	2,320	4,669	4,913
Amortization of purchased intangibles	163	163	325	327
Total operating expenses	9,662	6,752	18,857	13,507
Operating loss	(5,344)	(358)	(10,286)	(2,973)
Other income (expense):
Interest expense, net	(15)	(22)	(69)	(5)
Decrease in fair value of derivative liability	—	105	37	105
Decrease (increase) in fair value of warrant liability	1,018	(434)	1,375	(398)
Other, net	(89)	(37)	(27)	(197)
Total other income (expense), net	914	(388)	1,316	(495)
Loss before income taxes	(4,430)	(746)	(8,970)	(3,468)
Income tax benefit	(109)	(54)	(199)	(104)
Net loss	$(4,321)	$(692)	$(8,771)	$(3,364)

Net loss per share – basic:
Net loss per share – basic	$(0.24)	$(0.05)	$(0.51)	$(0.25)
Weighted average shares outstanding – basic	17,741	13,534	17,096	13,543
Net loss per share – diluted:
Loss attributable to common shareholders	$(5,339)	$(820)	$(10,146)	$(3,658)
Net loss per share – diluted	$(0.30)	$(0.06)	$(0.59)	$(0.27)
Weighted average shares outstanding – diluted	17,899	13,538	17,299	13,573

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 30,	December 31,
Assets	2021	2020
Current assets:
Cash and cash equivalents	$21,328	$11,878
Receivables, net	3,833	5,612
Contract assets	229	467
Income taxes receivable	280	479
Prepaid expenses and other current assets	2,462	2,302
Total current assets	28,132	20,738
Property and equipment, net	431	249
Right of use assets – operating leases	242	332
Intangible assets, net	1,776	2,143
Goodwill	7,583	7,455
Deferred income taxes, non-current	19	19
Other assets, non-current	439	490
Total assets	$38,622	$31,426
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,714	$2,705
Accrued compensation	842	2,145
Deferred revenue	10,434	12,918
Operating lease liabilities	711	735
Financing obligations	206	406
Note payable	—	1,800
Derivative liability	—	37
Warrant liability	975	2,910
Total current liabilities	15,882	23,656
Long-term liabilities:
Deferred revenue, non-current	2,306	3,488
Income taxes payable, non-current	619	608
Operating lease liabilities, non-current	258	554
Financing obligations, non-current	139	75
Other liabilities, non-current	160	160
Total long-term liabilities	3,482	4,885
Total liabilities	19,364	28,541
Stockholders’ equity:
Common stock	176	138
Additional paid-in capital	104,472	79,489
Accumulated deficit	(83,099)	(74,328)
Accumulated other comprehensive loss	(2,291)	(2,414)
Total stockholders’ equity	19,258	2,885
Total liabilities and stockholders’ equity	$38,622	$31,426

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net loss	$(8,771)	$(3,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	492	618
Loss on disposal of property and equipment	3	—
Stock-based compensation	1,155	409
Accretion of debt discount and issuance costs	33	20
Decrease in fair value of derivative liability	(37)	(105)
Increase (decrease) in fair value of warrant liability	(1,375)	398
Deferred income taxes	—	9
Changes in operating assets and liabilities:
Receivables	1,802	(3,685)
Contract assets	238	140
Income taxes receivable / payable	221	(184)
Prepaid expenses and other assets	(105)	394
Accounts payable and other accrued liabilities	(242)	1,030
Accrued compensation	(1,305)	177
Deferred revenue	(3,724)	3,709
Other non-current liabilities	—	151
Net cash used in operating activities	(11,615)	(283)
Investing activities:
Purchases of property and equipment	(216)	(29)
Net cash used in investing activities	(216)	(29)
Financing activities:
Proceeds from line of credit	1,840	—
Payment on line of credit	(1,840)	—
Principal payments on term loan	(1,833)	—
Principal payments on financing obligations	(219)	(185)
Net proceeds from common stock issuance	23,085	—
Proceeds from issuance of common stock under employee stock plans	226	—
Common stock repurchases to settle employee withholding liability	(6)	(54)
Net cash provided by (used in) financing activities	21,253	(239)
Effect of exchange rate changes on cash	28	(201)
Net increase (decrease) in cash and cash equivalents	9,450	(752)
Cash and cash equivalents, beginning of period	11,878	10,639
Cash and cash equivalents, end of period	$21,328	$9,887

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Software licenses and appliances	$138	$4,061	$246	$5,601
Service
Subscription, maintenance and support	5,082	4,673	10,061	8,833
Professional services and other	647	600	1,380	1,127
Total service	5,729	5,273	11,441	9,960
Total revenue	$5,867	$9,334	$11,687	$15,561

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(4,321)	$(692)	$(8,771)	$(3,364)
Interest expense, net	15	22	69	5
Income tax benefit	(109)	(54)	(199)	(104)
Depreciation and amortization expense:
Depreciation and amortization in operating expenses	59	73	113	151
Total depreciation and amortization expense	59	73	113	151
Amortization of intangibles included in cost of revenues	27	68	54	140
Amortization of intangibles included in operating expenses	163	163	325	327
Total amortization of intangibles expense	190	231	379	467
Total depreciation and amortization expense	249	304	492	618
EBITDA	(4,166)	(420)	(8,409)	(2,845)
Decrease in fair value of derivative liability	—	(105)	(37)	(105)
Increase (decrease) in fair value of warrant liability	(1,018)	434	(1,375)	398
Other expense, net	89	37	27	197
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	17	5	32	10
Stock-based compensation included in operating expenses	549	159	1,123	399
Total stock-based compensation expense	566	164	1,155	409
Transaction-related expenses	—	699	—	1,510
Adjusted EBITDA	$(4,529)	$809	$(8,639)	$(436)